Exhibit 99.1

NEWS RELEASE

GREEN PLAINS RENEWABLE ENERGY, INC.

ENTERS INTO MERGER AGREEMENTS WITH VBV LLC AND ITS SUBSIDIARIES

Merger to create one of the nation’s largest ethanol producers;

Transaction includes $60 million equity infusion to fund future growth and acquisitions;

Deal expected to be accretive to EPS in 2009

OMAHA, NE – May 7, 2008 (Market Wire) –Green Plains Renewable Energy, Inc. (NASDAQ and AMEX: GPRE) and VBV LLC, together with its subsidiaries, today announced that they have entered into a definitive merger agreement. Upon closing, the companies will combine, creating a vertically-integrated ethanol company with expected operating capacity of 330 million gallons of ethanol per year. The proposed merger is expected to be accretive to Green Plains’ earnings beginning in fiscal year 2009. The transaction is anticipated to close by late summer, subject to various shareholder and equity holder approvals, and customary lender and regulatory consents.

“The proposed merger will create one of the nation’s largest publicly-traded ‘pure play’ ethanol companies, based on projected year-end capacity,” said Wayne Hoovestol, Green Plains’ Chief Executive Officer. “Both companies will benefit from the increased scope, scale and critical mass afforded by this merger, which will substantially increase revenues, add value to existing enterprises and create new opportunities for growth. We are stronger and more diverse as a combined company, and we believe this is in the best interest of all stakeholders.”

VBV holds majority interest in two companies that have ethanol plants under construction: Indiana Bio-Energy, LLC (“IBE”) of Bluffton, IN; and Ethanol Grain Processors, LLC, (“EGP”) of Obion, TN. Both plants are expected to be completed in the fall of 2008. Once operational, the plants are expected to each produce at least 110 million of gallons of ethanol per year.

Upon closing, VBV, Indiana Bio-Energy and Ethanol Grain Processors will be merged into subsidiaries of Green Plains. Current equity holders of VBV, IBE and EGP will receive Green Plains’ common stock and options totaling 11,139,000 shares. VBV’s equity holders include subsidiaries of NTR plc, an international renewable energy and sustainable waste management company, and Wilon Holdings S.A., a Switzerland-based investment group. Simultaneously with the closing of the merger, certain of VBV’s equity holders will invest $60 million in Green Plains’ common stock at a price of $10 per share, or an additional 6 million shares. This additional investment is expected to be used for general corporate purposes and to finance future acquisitions. At current market prices, the transaction is valued at approximately $383 million, which includes $212 million of IBE and EGP projected debt upon completion of the ethanol plants, $60 million in equity investment and $111 million in new equity issued.

Upon closing, Hoovestol will remain Chief Executive Officer for a transition period of up to one year. Todd Becker, VBV’s Chief Executive Officer, will initially serve as Green Plains’ President and Chief Operating Officer and then become Green Plains’ Chief Executive Officer. These appointments are subject to the discretion of Green Plains’ Board of Directors. Employees of both companies will be integrated into a combined workforce. Green Plains’ corporate headquarters will remain in Omaha, NE. Common stock will continue to trade under Green Plains’ existing ticker symbol, GPRE.

Pursuant to the terms and conditions of the merger, the combined company will be governed by a nine-member board of directors. Initially, Green Plains and NTR will each designate four individuals to the board. Wilon Holdings will designate one director.

“VBV and Green Plains share a common philosophy and vision,” said Becker. “Both companies believe that vertical integration – from corn procurement through ethanol production, marketing and distribution – is the best strategy to minimize risk, reduce cost and increase efficiency. We also share an aggressive strategy for growth through acquisitions.”

“This combination matches two progressive ethanol producers, creating a solid platform for future growth,” said Jim Barry, NTR’s chief executive officer. “This merger accumulates strategic assets and joins complementary operations.  More importantly, it assembles a combined management team of unparalleled talent, leadership ability and commodity expertise. By unifying operations and management, along with the additional capital investment, new opportunities for integration and consolidation should emerge. Our equity infusion is evidence of our long-term commitment to the company and the ethanol industry.”

The combined company will integrate VBV’s assets with Green Plains’ current ethanol production, grain storage, agronomy, seed, feed, fertilizer and petroleum businesses.  In addition to the production assets, VBV’s management team has a proven track record in ethanol marketing and production.

“Seasoned industry veteran Steve Bleyl will be leading the ethanol marketing, blending and distribution efforts,” said Becker. “This transaction will accelerate these efforts.”

“With the addition of VBV’s production capacity and capital resources, Green Plains is well positioned for strategic growth in the ethanol industry,” Becker added. “This merger is the product of our common goal to grow our business and enhance shareholder value over the long-term.”

VBV was advised by XMS Capital Partners in connection with this transaction. Green Plains was advised by Duff and Phelps LLC. VBV is represented by the law firm of Stoel Rives.  Green Plains is represented by the law firm of Husch Blackwell Sanders.

Conference Call

On May 8, 2008, Green Plains and VBV will hold a conference call for analysts, investors or other interested parties to discuss the proposed merger. Green Plains’ participants will include Wayne Hoovestol, Chief Executive Officer, and Jerry Peters, Chief Financial Officer. VBV will be represented by Todd Becker, Chief Executive Officer. Following the presentation, Green Plains and VBV participants will be available for a brief question and answer session.

Conference Call by Green Plains and VBV

Thursday, May 8, 2008 at 11:00 am EST (10:00 am CST / 9:00 am MST / 8:00 am PST)

Call in # (Domestic) (877) 407-9205

Call in # (International) (201) 689-8054

The conference call will be webcast and accessible at www.gpreinc.com. The presentation will be archived and available for replay through May 15, 2008.  A transcript of the presentation will be filed with the SEC.

Additional Information

The proposed merger will be submitted to both Green Plains’ shareholders and VBV subsidiaries’ members for their consideration. Green Plains will file a registration statement with the SEC, which will include a proxy statement/prospectus regarding the proposed merger.

GREEN PLAINS’ INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING VBV AND THE PROPOSED MERGER.

Filing containing information about Green Plains are currently available at the SEC website (www.sec.gov).  A  free copy of the registration statement and the proxy statement/prospectus  will be available at that site at a later date.  Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request as follows: Green Plains Renewable Energy, Inc., Attn: Scott B. Poor, Corporate Counsel/Director of Investor Relations, 105 N. 31st Avenue, Suite 103, Omaha, NE 68131 or telephone (402) 884-8700. Neither this communication nor the prospectus/proxy statement, when available, will constitute an offer to issue Green Plains common stock in any jurisdiction outside the United States where such offer or issuance would be prohibited—such an offer or issuance will only be made in accordance with the applicable law of such jurisdiction.

Green Plains and VBV, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Green Plains and from the VBV subsidiaries’ members in connection with the proposed merger transactions. Information about the directors and executive officers of Green Plains is set forth in the proxy statement for Green Plains’ 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 18, 2008.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the merger transactions may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

About VBV LLC

VBV LLC is a Delaware limited liability company that holds majority interest in Indiana Bio-Energy, LLC of Bluffton, IN, and Ethanol Grain Processors, LLC, of Obion, TN. Through these two ethanol plant subsidiaries, VBV is expected to have an ethanol operating capacity of 220 million gallons of ethanol per year by fall 2008.  VBV has an aggressive mergers and acquisition strategy to integrate and consolidate the ethanol value chain.

VBV’s equity holders include NTR plc and Wilon Holdings S.A. VBV was originally formed as a joint venture between Virgin Fuels, Wilon Holdings and NTR.  VBV has corporate offices in Chicago, IL.

About Wilon Holdings, S.A.

Wilon Holdings, S.A. is controlled by Alain Treuer, a Swiss-based entrepreneur and venture capitalist.  He has helped develop successful businesses in diverse sectors such as renewable energy, consumer good, Internet security and biotechnology.

About NTR plc

NTR is a leading international developer and operator of renewable energy and sustainable waste management projects. The company has market capitalization of excess of $2.1 billion. NTR is based in Dublin, Ireland, with U.S. offices in Chicago, IL, and operations in Ireland, the U.K. and the U.S.  NTR’s U.S. businesses include Greenstar North, headquartered in Houston, TX, Sterling Energy Systems, Inc., headquartered in Phoenix, AZ, and Wind Capital Group, headquartered in St. Louis, MO.

About Green Plains Renewable Energy, Inc.

Green Plains, based in Omaha, NE, has the strategy of becoming a vertically-integrated, low-cost ethanol producer. Green Plains has an ethanol plant in Shenandoah, IA, with an operating capacity of 55 million gallons per year.  A second ethanol plant, with an expected operating capacity of 55 million gallons per year, is under construction in Superior, IA.  The Superior plant is scheduled to begin production later this spring. Green Plains has grain storage capacity of approximately 19 million bushels and provides complementary agronomy, seed, feed, fertilizer and petroleum services at various sites in the Corn Belt.

This news release may contain, among other things, certain forward-looking statements, with respect to each of Green Plains Renewable Energy, Inc. (“Green Plains”), VBV LLC (“VBV”) and the combined company following the proposed mergers (the “Mergers”) between Green Plains and VBV, and between Green Plains and Indiana Bio-Energy, LLC, and Ethanol Grain Processors, LLC (the “VBV Subsidiaries”) and related transactions (the “Merger Transactions”), as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Green Plains, including, without limitation, (i) statements relating to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger Transactions, (ii) statements regarding certain of Green Plains’ goals and expectations with respect to shareholder value, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Green Plains’ capitalization, and (iii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions.  These statements are based upon the current beliefs and expectations of Green Plains’ and/or VBV’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Green Plains’ control).

The following factors, among others, could cause Green Plains’ financial performance to differ materially from that expressed in such forward-looking statements: (i) that the Merger Transactions may not ultimately close for any of a number of reasons, such as Green Plains not obtaining shareholder approval or the VBV subsidiaries not obtaining member approval; (ii) that Green Plains will forego business opportunities while the Merger Transactions are pending; (iii) that prior to the closing of the Merger Transactions, the businesses of Green Plains and VBV may suffer due to uncertainty; (iv) that, in the event the Merger Transactions are completed, the combination of Green Plains and VBV may not result in a stronger company; (v) that the costs related to the Merger Transactions will exceed the forecasted benefits; (vi) the risk that the businesses of Green Plains and/or VBV in connection with the Merger Transactions will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (vii) the risk that expected revenue synergies and cost savings from the Merger Transactions may not be fully realized or realized within the expected time frame; (viii) the risk that revenues following the Merger Transactions may be lower than expected; (ix) operating costs, revenue loss and business disruption following the Merger Transactions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (x) the inability to obtain governmental approvals of the Merger Transactions on the proposed terms and schedule; (xi) the risk that the strength of the United States economy in general and the ethanol industry specifically may be different than expected results; (xii) potential litigation; (xiii) technological changes; (xiv) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the Merger Transactions and Green Plains’ merger with Great Lakes Cooperative which was consummated on April 3, 2008, and the actual restructuring and other expenses related thereto, and the failure to achieve the expected revenue growth and/or expense savings from such corporate restructurings, acquisitions and/or dispositions; (xv) unanticipated regulatory or judicial proceedings or rulings; (xvi) the impact of changes in accounting principles; (xvii) the impact on Green Plains’ and/or VBV’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; (xviii) the impact of changes in state and federal energy, environmental, agricultural or trade policies, and (xix) Green Plains’ success at managing the risks involved in the foregoing.

Green Plains cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Green Plains, the Merger Transactions or other matters and attributable to Green Plains or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Green Plains does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing.

Company Contacts:

VBV Contacts:

Scott B. Poor, Corporate Counsel / Director of Investor Relations

Sören Erickson

Green Plains Renewable Energy, Inc.

Padilla Speer Beardsley

(402) 884-8700

(612) 455-1759

www.gpreinc.com

serickson@psbpr.com

John Baldissera

Sarah Voigt

BPC Financial Marketing

Padilla Speer Beardsley

(800) 368-1217

(612) 455-1784

svoigt@psbpr.com

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